Exhibit 10.4

kimco realty corporation
2020 equity participation PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE

Kimco Realty Corporation, a Maryland corporation (the “Company”), pursuant to its 2020 Equity Participation Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), a Performance Share Award (“Performance Shares”). Each Performance Share represents the right to receive one Share (as defined in the Plan) upon the achievement of certain performance goals (“Restricted Shares”). This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Performance Share Award Agreement.

Participant:	[ ]
Grant Date:	[ ]
Target Number of Performance Shares:	[ ]
Performance Period:	January 1, [ ]– December 31, [ ]
Performance Goals:

Participant is eligible to be awarded Shares as of the applicable Payment Date based upon the Company’s attainment of the Performance Goals set forth in Section 2.2(b) of the Performance Share Award Agreement during the Performance Period.

The Performance Goals applicable to this Performance Share Award relate to the Company’s achievement of Total Stockholder Return relative to its Peer Group.

Termination:	Except as otherwise set forth in the Performance Share Award Agreement, Participant shall forfeit all Performance Shares upon Participant’s Termination of Service prior to the applicable Payment Date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice. Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan.

In addition, the Participant will be deemed to have accepted the award of Performance Shares and agreed to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice, unless the Participant informs the Company in writing within 30 days immediately following the date hereof that the Participant wishes to reject the award of Performance Shares. Failure to notify the Company in writing of the Participant’s rejection of the award of Performance Shares during this 30-day period will result in the Participant’s acceptance of the award of Performance Shares and the Participant’s agreement to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice.

The Participant will accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Performance Share Award Agreement.

Kimco Realty Corporation:                         Participant:

________________________                         ________________________

[            ]                                   Name: [ ]

[            ]

EXHIBIT A

TO PERFORMANCE SHARE AWARD GRANT NOTICE

KIMCO REALTY CORPORATION PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Kimco Realty Corporation, a Maryland corporation (the “Company”), has granted to Participant a performance share award (“Performance Shares”) under the Kimco Realty Corporation 2020 Equity Participation Plan, as amended from time to time (the “Plan”).

ARTICLE 1.
GENERAL

1.1     Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)     “75% TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to the 75th percentile (as determined in accordance with standard statistical methodology) of the range of the Total Stockholder Returns of each of the constituent companies included in the Peer Group.

(b)     “Average Market Value” shall mean the average of the closing price per share of Common Stock (or per share of common stock of a constituent company in the Peer Group, as applicable) for the applicable twenty (20) trading days beginning or ending on a specified date for which such closing price is reported by the New York Stock Exchange or such other authoritative source as the Company may determine.

(c)     “Beginning Average Market Value” shall mean the Average Market Value based on the twenty (20) trading days preceding the Performance Commencement Date.

(d)     “Cause” shall mean (a) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Participant of a felony or of a criminal act involving, in the good faith judgment of the Company, fraud, dishonesty, or moral turpitude; (b) the Participant’s deliberate and continual refusal to perform employment duties reasonably requested by the Company or an Affiliate after thirty (30) days’ written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury); (c) prior to the occurrence of a Change in Control, the Participant’s continued unsatisfactory performance and/or behavior following issuance of progressive performance warnings and reasonable time to improve; (d) fraud or embezzlement by the Participant determined in accordance with the Company’s normal, internal investigative procedures consistently applied in comparable circumstances; (e) the Participant’s misconduct or negligence in connection with the business of the Company or an Affiliate which has a substantial adverse effect on the Company or the Affiliate; (f) a breach of fiduciary duty by the Participant to the Company; or (g) the Participant’s violation of any of the Company policies prohibiting harassment or discrimination in the workplace. Determination of Cause shall be made by the Administrator in its sole discretion.

(e)     “Disability” shall mean that the Participant suffers from a physical or mental condition which, in the reasonable judgment of a physician selected by the Company, prevents the Participant from performing the Participant’s usual and customary duties for the Company, with or without reasonable accommodation, and is expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Participant’s receipt of disability benefits for a period of not less than three months under the Company’s long-term disability benefits plan or receipt of Social Security disability benefits shall be deemed conclusive evidence of Disability for purposes of this Agreement.

(f)     “Ending Average Market Value” shall mean the Average Market Value based on the last twenty (20) trading days of the Performance Period; provided, that, if a Change in Control occurs prior to the end of the Performance Period, “Ending Average Market Value” shall mean the Average Market Value based on the twenty (20) trading days ending on the last trading day prior to date of the Change in Control.

(g)     “Good Reason.” A Participant shall have “Good Reason” to terminate his or her employment with the Company following a Change in Control upon the occurrence (without the Participant’s prior written consent) of (a) a diminution in the base salary paid to a Participant on an annual basis, exclusive of any bonus payments, commission payments or additional payments under any benefit plan of the Company, (b) a material diminution in the Participant’s authority, duties or responsibilities, (c) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, (d) a material change in the geographic location at which the Participant must perform the services, or (e) any other action or inaction that constitutes a material breach by the Company of any written agreement under which the Participant provides services; provided, however, that, notwithstanding the foregoing, the Participant may not resign his or her employment for Good Reason unless (i) the Participant has provided the Company with at least thirty (30) days prior written notice of his or her intent to resign for Good Reason (which notice must be provided within ninety (90) days following the occurrence of the event(s) purported to constitute Good Reason); and (ii) the Company has not remedied the alleged violation(s) within the thirty-day period following its receipt of such notice.

(h)     “Maximum TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to or in excess of the 85th percentile (as determined in accordance with standard statistical methodology) of the range of the Total Stockholder Returns of each of the constituent companies included in the Peer Group.

(i)     “Measurement Date” shall mean the last December 31st of the Performance Period.

(j)     “Minimum TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to the 25th percentile (as determined in accordance with standard statistical methodology) of the range of the Total Stockholder Returns of each of the constituent companies included in the Peer Group.

(k)     “Payment Date” shall mean the date the Administrator determines that the Shares payable with respect to the Performance Shares, pursuant to Section 2.2(b), shall be awarded to Participant, which date shall be no later than sixty (60) days after the Valuation Date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).

(l)     “Peer Group” shall mean the Company’s peer group set forth on Exhibit B to the Agreement; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then such company shall be removed from the Peer Group.

(m)     “Performance Commencement Date” shall mean the first date of the Performance Period.

(n)      “Performance Goals” shall mean the Total Stockholder Return goals described in Section 2.2(b) (including the Minimum TSR, Target TSR, 75% TSR and Maximum TSR), each of which shall be measured with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date.

(o)     “Performance Period” shall mean the Performance Period set forth in the Grant Notice.

(p)     “Qualifying Termination” shall mean (i) Participant incurs a Termination of Service as a result of death or Disability, (ii) Participant is entitled to a Severance Payment under the Company’s Executive Severance Plan and complies with Section 3.03 of such plan no later than fifty-five (55) days following such Termination of Service, (iii) Participant incurs a Termination of Service due to Retirement or (iv) Participant incurs a Termination of Service by the Company without Cause or as a result of the Participant’s resignation for Good Reason and, in either case, executes (and does not revoke) a release of claims in a form acceptable to the Company within sixty (60) days following the date of such Termination of Service.

(q)     “Restrictions” shall mean the restrictions on sale or other transfer of the Restricted Shares set forth in Section 4.2, and the exposure to forfeiture of the Restricted Shares set forth in Section 2.5.

(r)     “Target TSR” shall mean, with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date, Total Stockholder Return of the Company equal to the 50th percentile (as determined in accordance with standard statistical methodology) of the range of the Total Stockholder Returns of each of the constituent companies included in the Peer Group.

(s)     “Total Stockholder Return” or “TSR” shall mean the percentage appreciation (positive or negative) in the Common Stock Price from the Performance Commencement Date to the Valuation Date, determined by dividing (i) the difference obtained by subtracting (A) the Beginning Average Market Value, from (B) the Ending Average Market Value on the Valuation Date plus all cash dividends paid on a share of common stock from the Performance Commencement Date to the Valuation Date, assuming same-day reinvestment into common stock on the applicable ex-dividend date by (ii) the Beginning Average Market Value. Additionally, appropriate adjustments to the Total Stockholder Return may be made by the Administrator to take into account all stock dividends, stock splits, reverse stock splits and other similar events, including as set forth in Section 4.4 hereof, that occur prior to the Valuation Date.

(t)     “Valuation Date” shall mean, with respect to the Performance Period, the earliest of (i) the Measurement Date or (ii) the date upon which a Change in Control shall occur.

1.2     Incorporation of Terms of Plan. The Performance Shares and any Shares paid with respect to the Performance Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.
GRANT OF PERFORMANCE SHARES

2.1     Grant of Performance Shares. In consideration of Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of Performance Shares as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2     Performance Conditions.

(a)     The payment of Shares with respect to Participant’s Performance Shares is contingent on the attainment of the Performance Goals. Accordingly, Participant will not become entitled to payment with respect to the Performance Shares subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be entitled to payment of that portion of the Performance Shares as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Section 2.2(b) below.

(b)     The number of Shares that shall be awarded pursuant to the Performance Shares shall be determined as of the applicable Valuation Date, based on the Company’s Total Stockholder Return, as follows:

(i)     If, as of a Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is less than the Minimum TSR, then no Shares shall be awarded and the Performance Shares shall thereupon be forfeited.

(ii)     If, as of a Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is equal to the Minimum TSR, then the Company shall award to Participant that number of Shares equal to 50% of the Target Number of Performance Shares set forth on the Grant Notice and the remaining Performance Shares shall thereupon be forfeited.

(iii)     If, as of a Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is equal to the Target TSR, then the Company shall award to Participant that number of Shares equal to 100% of the Target Number of Performance Shares set forth on the Grant Notice.

(iv)     If, as of a Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is equal to the 75% TSR, then the Company shall award to Participant that number of Shares equal to 150% of the Target Number of Performance Shares set forth on the Grant Notice.

(v)     If, as of a Valuation Date, the Company’s TSR with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is equal to the Maximum TSR, then the Company shall award to Participant that number of Shares equal to 200% of the Target Number of Performance Shares set forth on the Grant Notice.

(vi)     The number of Shares to be awarded if, as of a Valuation Date, the Company’s Total Stockholder Return with respect to the period beginning on the Performance Commencement Date and ending on such Valuation Date is between the Minimum TSR and the Target TSR, between the Target TSR and the 75% TSR or between the 75% TSR and the Maximum TSR shall be determined by means of linear interpolation and the remaining Performance Shares shall thereupon be forfeited. For the avoidance of doubt, the maximum number of Shares that may be awarded to Participant hereunder with respect to the Performance Period shall be equal to that number of Shares equal to 200% of the Target Number of Performance Shares set forth on the Grant Notice; no additional Shares above 200% of the Target Number of Performance Shares set forth on the Grant Notice shall be awarded if the Company’s TSR exceeds the Maximum TSR.

2.3     Effect of Termination of Service.

(a)     Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason prior to the Valuation Date, all rights with respect to any unpaid Performance Shares shall immediately terminate, and Participant shall not be entitled to any payments or benefits with respect thereto.

(b)     Notwithstanding Section 2.3(a), in the event of a Termination of Service as a result of a Qualifying Termination, Participant shall remain eligible to receive payment from the Performance Shares subject to the terms of Section 2.2(b) above without regard to the continued employment condition. Any such payments shall occur on the applicable Payment Date set forth in Section 2.4 below.

2.4     Payment of Restricted Shares. The number of Shares to be paid with respect to the Performance Shares, as set forth in Section 2.2(b), above, shall be awarded to Participant on the Payment Date, subject to Sections 2.5 and 2.7, below.

2.5     Change in Control. Notwithstanding any contrary provision of this Agreement, in the event of a Change in Control at any time prior to the Measurement Date, that number of Shares determined pursuant to Section 2.2(b) hereof for the period beginning on the Performance Commencement Date and ending on the date of the Change in Control shall be issued to Participant immediately prior to (and subject to the consummation of) such Change in Control. The Shares issued to Participant immediately prior such Change in Control shall continue to vest over the remainder of the Performance Period (such unvested Shares, the “Restricted Shares”), subject to (i) immediate vesting of the Restricted Shares in the event of a Qualifying Termination (before or after the Change in Control), (ii) immediate vesting of the Restricted Shares in the event the successor corporation (or any of its parent entities) does not assume or substitute the Restricted Shares for equivalent rights in connection with such Change in Control, and (iii) immediate vesting of the Restricted Shares on the earlier of (A) the date of the Change in Control if Participant is eligible for Retirement on such date, or (B) the date Participant becomes eligible for Retirement if Participant is not eligible for Retirement on the date of the Change in Control. If Participant incurs a Termination of Service that does not qualify as a Qualifying Termination, all outstanding Restricted Shares shall be immediately forfeited.

2.6     Consideration to the Company. In consideration of the grant of the award of Performance Shares by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

2.7     Rights as Stockholder. The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company); provided, however, that any and all cash dividends paid on Restricted Shares and any and all shares of Common Stock, capital stock or other securities received by or distributed to Participant with respect to the Restricted Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company (“Distributions”) shall also be subject to the Restrictions until such restrictions on the such Restricted Shares lapse or are removed pursuant to this Agreement (at which point such portion of the Distributions held by the Company that was paid on those Restricted Shares as to which the Restrictions lapse or are removed shall also be released to Participant (provided that in no event shall more than 100% of the Distributions be paid to Participant)) and any other Distributions shall be forfeited at such time as the corresponding Restricted Shares are forfeited by Participant pursuant to this Agreement. Until the Restricted Shares vest, any certificates representing the Restricted Shares may bear such legends evidencing Restrictions as may be determined by the Company in its discretion.

2.8     Award of Shares. On the applicable Payment Date, the Company shall cause that number of Shares to be registered in the name of Participant (which shall be entered in book entry form or held in custody by the Company or its designee, as determined by the Company in its sole discretion, until such time as the Restricted Shares become vested pursuant to Section 2.5) equal to the number of Performance Shares subject to this award that are payable pursuant to the achievement of the Performance Goals as set forth in Section 2.2(b), above. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.9(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.9(a), (b) and (c) hereof.

2.9     Conditions to Delivery of Shares. The Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(a)     The admission of such shares of Common Stock to listing on all stock exchanges on which such shares of Common Stock are then listed;

(b)     The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)     The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)     The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.5 hereof.

2.10     No 83(b) Election. Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any Restricted Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.

ARTICLE 3.

DIVIDEND EQUIVALENTS

3.1     Grant of Dividend Equivalents. The Company hereby grants to Participant an award of Dividend Equivalents as set forth in this Article 3 (the “Dividend Equivalents”), subject to all of the terms and conditions in this Agreement and the Plan. The Dividend Equivalents hereunder shall remain outstanding from the Grant Date through the earlier to occur of (a) the termination or forfeiture for any reason of the Performance Shares to which such Dividend Equivalent corresponds, or (b) the delivery to Participant of the Shares, whether vested or unvested, underlying the Performance Shares to which such Dividend Equivalent corresponds. Participant shall not be entitled to any payment under a Dividend Equivalent with respect to any dividend with a record date that occurs prior to the Grant Date or after the termination of such Performance Shares for any reason, whether due to payment, forfeiture or otherwise. If any Performance Share linked to a Dividend Equivalent fails to vest and is forfeited for any reason, then (a) the linked Dividend Equivalent shall be forfeited as well, (b) any amounts otherwise payable in respect of such Dividend Equivalent shall be forfeited without payment, and (c) the Company shall have no further obligations in respect of such Dividend Equivalent.

3.2     Payment of Dividend Equivalents. Dividend Equivalents shall be paid in Shares (or Restricted Shares to the extent the related Shares are paid in the form of Restricted Shares) only on the number of Shares underlying the Performance Shares that vest in accordance with this Agreement by determining the sum of the dividends paid or payable on such number of Shares with respect to each record date that occurs between the Grant Date and the date on which the Performance Shares are settled pursuant to Section 2.4 (without any interest or compounding), divided (to the third decimal point) by the Fair Market Value of the Common Stock on the date on which the Performance Shares are settled pursuant to Section 2.4. The issuance of Shares in settlement of the Dividend Equivalents shall occur at the same time as the vested Performance Shares to which such Dividend Equivalents correspond are settled pursuant to Section 2.4. In no event will fractional shares be issued upon settlement of the Dividend Equivalents. In lieu of any fractional Share, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional Share on the date the Dividend Equivalents are settled pursuant to this Article 3.

3.3     Separate Payments. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Shares and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

ARTICLE 4.

OTHER PROVISIONS

4.1     Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.

4.2     Grant is Not Transferable. During the lifetime of Participant, neither the Performance Shares nor the Restricted Shares may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Shares have been issued, and all restrictions, including vesting restrictions, applicable to such Shares have lapsed. Neither the Performance Shares, the Restricted Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.3     Binding Agreement. Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.4     Adjustments Upon Specified Events. The Administrator may accelerate payment of the Performance Shares in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the shares of the Common Stock contemplated by Section 12.2 of the Plan, the Administrator shall make such adjustments as the Administrator deems appropriate in the number of Performance Shares then outstanding and the number and kind of securities that may be issued in respect of the Performance Shares. Participant acknowledges that the Performance Shares are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.

4.5     Withholding.

(a)     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant of the Performance Shares or the issuance or vesting of the Shares. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i)     Cash or check;

(ii)      Surrender of shares of Common Stock (including, without limitation, Shares otherwise payable pursuant to the Performance Shares) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the applicable amount required to be withheld by statute; or

(iii)     Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares payable pursuant to the Performance Shares, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

(b)     The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Performance Shares or the issuance of Shares pursuant to the Performance Shares.

4.6     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive office or the Secretary’s then-current email address or facsimile number, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address, email address or facsimile number reflected on the Company’s records. By a notice given pursuant to this Section 4.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.7     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8     Governing Law. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.9     Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10     Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Shares in any material way without the prior written consent of Participant.

4.11     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.12     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13     Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.14     Section 409A. The Performance Shares and Restricted Shares are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares and/or the Restricted Shares (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares and/or Restricted Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

4.15     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares and the Shares, and rights no greater than the right to receive shares of Common Stock as a general unsecured creditor with respect to the Performance Shares and/or the Shares, as and when payable hereunder. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

EXHIBIT B

PEeR Group

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